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                                                                    EXHIBIT 10-I

                         WASHINGTON NATURAL GAS COMPANY

              AMENDED EXECUTIVE RETIREMENT COMPENSATION AGREEMENT



       THIS AMENDED AGREEMENT made and entered into in the City of Seattle, State of Washington, this 16th day of August, 1995, by and between WASHINGTON NATURAL GAS COMPANY, a Washington company (hereinafter referred to as "the Company") and ________________, (hereinafter referred to as the "Executive").

       WHEREAS, the Executive has been employed by the Company in an executive capacity for a number of years, upon the terms from time to time mutually agreed upon by the Company and the Executive, and has rendered valuable services to the Company; and

       WHEREAS, the Company wishes to be reasonably assured that the Executive will continue with the Company and desires to retain his or her services and to provide an incentive for such Executive to continue to perform exceptional services and to devote his or her full abilities and industry to the success of the Company's business;

       Now, Therefore, in consideration of the services performed in the past and to be performed in the future by said Executive, the parties hereto agree as follows:

       1.    Normal Retirement.   The Executive's Normal Retirement Date under
this Agreement shall be the first day of the month coincident with or next following his or her 65th birthday. Upon such date the Executive shall retire from the active and daily service of the Company, unless the Company requests, and the Executive agrees to, his or her continued employment. Notwithstanding the Normal Retirement Date, the Executive may elect to retire from or after the first day of the month coincident with or next following his or her 62nd birthday. Upon retirement, pursuant to this section 1 of this Agreement the Company shall pay to the Executive a monthly pension in an amount sufficient to provide a Total Monthly Retirement Benefit (as defined below) equal to 70% of the Executive's average basic monthly salary (excluding bonuses, fringe benefits and other special pay, but including commissions) for his or her highest three (3) years within the last eight (8) years of employment with the Company or, if the Executive has not been employed by the Company for eight (8) years, such lesser number of years of actual employment with the Company. For purposes of this determination, each year of employment shall be a twelve (12) month period ending on the last day of the month preceding the month of retirement. In determining the monthly pension payable hereunder the Executive's "Total Monthly Retirement


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Benefit" shall include the aggregate of the following benefits available each month to the Executive at the time of his or her retirement: (i) the Primary Insurance Amount available under Social Security; (ii) the maximum monthly benefit amounts available to the Executive (regardless of the form of distribution actually paid) under the Company's Retirement Plan or any other retirement plan or plans (excluding cash/deferred or stock bonus or ownership plans) maintained by the Company or any former employer of the Executive; and
(iii) benefits payable under this Agreement. If any of the benefits described in clause (ii) preceding are distributed in lump-sum or any other form other than monthly, such amount shall be actuarially converted to a monthly benefit for purposes of calculating the retirement benefit payable under this Agreement.

       Such amount shall be payable to the Executive upon the first business day of each calendar month beginning the month after his or her retirement.
The Company shall make such monthly payments as calculated above to the Executive for his or her life. If the Executive should die prior to 120 months after his or her retirement payments commence, the Company shall continue to make the monthly payments as calculated to the beneficiary or beneficiaries designated in the Executive's Beneficiary Designation Form for the balance of the 120 months; provided, however, that the Company may elect payment of the balance in annual, rather than monthly, payments; and provided further that if the Executive's designated beneficiary is his or her spouse at the time of his or her retirement and such spouse is still the designated beneficiary and married to the Executive at the time of his or her death (whether during or after the 120-month period following retirement), the monthly payments as calculated above shall continue beyond such 120 months at a reduced level for the life of such surviving spouse, in an amount equal to fifty percent (50%) of such monthly payment. If there are no such surviving beneficiaries or if the designation should be ineffective for any reason, the monthly (or annual) payment shall be paid to the executor or administrator of the Executive for the balance of the 120-month period.

       2. Early Retirement. The Executive's early retirement date under this Agreement shall be the first day of the month coincident with or next following his or her 59th birthday. At any time on or after such date the Executive may, with the consent of the Compensation and Benefits Committee of the Company's Board of Directors, retire from the active and daily service of the Company ("Early Retirement"). In the event of such Early Retirement, pursuant to this Agreement the Company shall pay to the Executive a monthly pension in an amount sufficient to provide a "Total Monthly Retirement Benefit" (as defined and calculated under Paragraph 1 above) equal to the following percentage of the Executive's average basic monthly salary (excluding bonuses, fringe benefits and other special pay, but including commissions) for his


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or her highest three (3) years within the last eight (8) years of employment with the Company or, if the Executive has not been employed by the Company for eight (8) years, such lesser number of years of actual employment with the Company. For purposes of this determination, each year of employment shall be a twelve (12) month period ending on the last day of the month preceding the month of retirement.

Age at Early Retirement                            Applicable Percentage
-----------------------                            ---------------------
         59                                                 60%

         60                                                 63%

         61                                                 67%

       Such amount shall be payable to the Executive (or his or her beneficiaries in the event of death) in the same time and manner as provided in Paragraph 1 with respect to payments upon Normal Retirement.

       3. Disability. In the event that Executive shall, while still in the active employ of the Company, but prior to his or her Normal Retirement Date, become totally and permanently disabled (as determined in accordance with the provisions of the Company's long-term disability plan), the Company shall pay to him or her, beginning with the first day of the month after he or she ceases to be considered an employee under the terms of the Company's long-term disability plan, a monthly pension of ___________ per month. The Company shall make such monthly payments to Executive for his or her life. If Executive should die prior to 120 months after his or her payments hereunder commence, the Company shall continue to make the monthly payments to the beneficiary or beneficiaries designated in the attached Beneficiary Designation Form for the balance of the 120 months; provided, however, that the Company may elect payment of the balance in annual, rather than monthly, payments. If there are no such surviving beneficiaries, or if the designation should be ineffective for any reason, the monthly (or annual) payments shall be paid to the executor or administrator of the Executive.

       Provided, however, that notwithstanding any other provision of this Agreement, in no event shall the combination of the monthly payments hereunder and monthly payments under the Company's Long Term Disability Plan exceed 75% of the Executive's monthly compensation at the time of his or her disability. In the event this limitation would otherwise be exceeded, it is understood and agreed that the Company shall reduce its payments hereunder accordingly, it being the intention of this Agreement and the parties hereto that there shall be no reduction in the payments


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otherwise available to the Executive under the terms of the Company's insured
Long Term Disability Income Plan.

       4. Death. If Executive should die while still in the active employ of the Company, but prior to his or her Normal Retirement Date, the Company will pay to the beneficiary or beneficiaries designated in the attached Beneficiary Designation Form 120 monthly installments of ___________ per month, beginning the first day of the month following the month in which the Executive dies; provided, however, that the Company may elect payment of the balance in annual, rather than monthly, installments; and provided further that if the Executive's designated beneficiary is his or her current spouse at the time of his or her death, the monthly payment provided for in this section shall continue beyond 120 months at a reduced level for the life of such surviving spouse, in an amount equal to fifty percent (50%) of such monthly payment. If there are no such surviving beneficiaries, or if the designation should be ineffective for any reason, the monthly (or annual) payments shall be paid to the executor or administrator of the Executive for the 120-month period.

       5.    Conditions of Payments - Vesting.

             (a) Except as hereafter provided, in order to become entitled to any payments under this Agreement the Executive must be an employee of the Company at the time of his or her retirement, death or disability (as set forth above). Except as hereafter provided, termination of the Executive's employment with or without cause, or voluntarily or involuntarily, except by retirement, death or disability (as set forth above), shall constitute a failure to comply with the terms of this Paragraph:

                  (i) Vesting - Notwithstanding the foregoing, if the Executive's employment is involuntarily terminated by the Company (with or without cause), prior to his or her Normal Retirement Date, disability or death, he or she shall be entitled to a monthly pension under this Agreement calculated and payable in accordance with the provisions of Paragraphs 1 above, except that the applicable percentage of the Executive's average basic monthly salary shall be 60% and such benefit payments shall not commence until the month after he or she has attained age 65, and except that for purposes of calculating the monthly pension, each year of employment shall be a twelve (12) month period ending on the last day of the month preceding the month of involuntary termination. Provided, however, that such monthly pension will not be payable unless as of the date of his or her termination of employment, the Executive (x) is 50 years of age or older; and (y) has completed at least ten
(10) full fiscal years of service with the Company, and at least five (5) of such years of service were performed while an "officer", as defined under state corporation laws.


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                  (ii) Change in Control - Notwithstanding any other term or provision of this Agreement, the Executive's rights to the benefits provided in this Agreement shall be 100% vested (i.e. nonforfeitable) upon a change in control of Washington Energy Company, a Washington corporation ("WECO"). In such event, the benefits described in Paragraphs 1, 2, 3, 4 or 5(a)(i) shall be payable to the Executive when he or she reaches his or her Normal Retirement Date, elects Early Retirement (which shall not require employer consent after a change in control of WECO), becomes disabled, dies, or is terminated (regardless of his or her age or years of service upon termination), whichever occurs first. For purposes of this Agreement, a "change in control of WECO" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e), or any successor section, of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d - 3 under the Exchange Act), directly or indirectly, of securities of the WECO representing 10% or more of the combined voting power of the WECO's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof and the election, or the nomination for election by the WECO's stockholders, of each new director was opposed by a vote of at least one-third of the directors then still in office who were directors at the beginning of the period.

             (b) Notwithstanding any other provision of this Agreement, for purposes of this Agreement employment and officer status with any related corporations which are members of the affiliated group (as such term is defined in Section 1504(a) of the Internal Revenue Code) of corporations of which the Company is a member, shall be considered as employment and officer status with the Company.

       6. Nonassignability. Neither the Executive, nor any beneficiary under this Agreement shall have any power to transfer, assign, anticipate, hypothecate, or otherwise encumber in advance any of the benefits payable hereunder, nor shall said benefits be subject to seizure for the benefit of any debts or judgments, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

       7. Other Benefits Not Affected. Nothing in this Agreement shall diminish or impair the Executive's eligibility, participation or benefit entitlement under any other benefit, insurance or


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compensation plan or agreement of this Company now or hereafter in effect.

       8. Successors. This Agreement shall be binding upon the parties hereto, their heirs, executors, administrators or successors.

       9. Amendment. This Agreement may be amended or revoked at any time by mutual written agreement of the parties.

       10. Claim Procedure. The parties hereby adopt the following claim procedure for the Company's unfunded and non-qualified deferred compensation plan (the "Plan") provided under this Executive Retirement Compensation Agreement; and, for purposes of implementing such claims procedure (but not for any other purpose), the Administrative Committee which also administers the Company's Retirement Plan is hereby designated as the "Named Fiduciary" and "Plan Administrator" of this Plan:

             (a)  Filing of a Claim for Benefits.   A participant or
beneficiary of the Plan shall make a claim for the benefits provided by delivering a written request to the Administrative Committee.

             (b)  Notification to Claimant of Decision.   If a claim is wholly
or partially denied, notice of the decision, meeting the requirements of Paragraph (c) following, shall be furnished the claimant within a reasonable period of time after receipt of the claim by the Administrative Committee.

             (c)  Content of Notice.   The Administrative Committee shall
provide to every claimant who is denied a claim for benefits written notice setting forth in a manner calculated to be understood by the claimant, the following:

                  (1)  The specific reason or reasons for the denial;

                  (2) Specific reference to pertinent Plan provisions on which the denial is based;

                  (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (4) An explanation of the Plan's claim review procedure, as set forth in Paragraph (d) and (e) following.


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             (d)  Review Procedure.  The purpose of the review procedure set forth in this paragraph and in paragraph (e) following is to provide a procedure by which a claimant under the Plan may have a reasonable opportunity to appeal a denial of a claim to the Administrative Committee for a full and fair review. To accomplish that purpose, the claimant or his or her duly authorized representative:

                  (1) May request a review upon written application to the Administrative Committee;

                  (2)  May review pertinent Plan documents; and

                  (3)  May submit issues and comments in writing.

       A claimant (or his or her duly authorized representative) shall request a review by filing a written application for review with the Administrative Committee at any time within sixty (60) days after receipt by the claimant of written notice of the denial of his claim.

             (e) Decision on Review. The decision on review of a denied claim shall be made in the following manner:

                  (1) The decision on review shall be made by the Administrative Committee, which may in its discretion hold a hearing on the denied claim. The Administrative Committee shall make its decision promptly, and not later than sixty (60) days after receipt of the request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as practicable, but not later than one hundred twenty (120) days after receipt of a request for review.

                  (2) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

       11. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his or her estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Company may accept other provisions to the end that it has sufficient funds to pay all taxes


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required by law to be withheld in respect of any or all of such payments.

       12. No Trust. Anything to the contrary notwithstanding, this Agreement shall not be deemed to create a trust of any kind or to create a fiduciary relationship. Any investments (including, without limitation, any insurance contract on the life of the Executive) or earmarking of any funds by the Company made with respect to this Agreement shall continue for all purposes to be a part of the Company's general funds, and no person other than the Company shall, by virtue of any provisions of this Agreement, have any interest in any such investments or funds. To the extent that the Executive acquires a right to receive payments under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

       13. Prior Agreement(s) Superseded. This Agreement revokes, replaces and supersedes any prior retirement compensation agreements between the Executive and the Company, including the Agreement dated May 1, 1992 and any amendments thereto, but any prior beneficiary designations by Executive shall remain in effect.

       IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its Chief Executive Officer and its corporate seal affixed, duly attested by its Secretary, and the Executive has signed this Agreement, on the date first above written.

                                            WASHINGTON NATURAL GAS COMPANY



                                            By:
                                               -------------------------------
                                                  William P. Vititoe,
                                                  Chief Executive Officer

       (SEAL)

ATTEST:



--------------------------------
Robert J. Tomlinson, Secretary

                                            EXECUTIVE:



                                               -------------------------------
                                               Name


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